Exhibit 99.2
EVgo Q4 2022 Earnings Call March 30, 2023 Nasdaq: EVGO – investors.evgo.com

Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target,“ “assume” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on the current expectations or beliefs of the management of EVgo Inc. (“EVgo” or the “Company”) and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding EVgo’s future financial performance, revenues, capital expenditures, chargers in operation or under construction and network throughput, EVgo’s expectation of market position and acceleration in its business due to factors including increased EV adoption, and EVgo’s collaboration with partners enabling effective deployment of chargers. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this presentation, including changes or developments in the broader general market; ongoing impacts from COVID-19 on EVgo’s business, customers, and suppliers; macro political, economic, and business conditions, including inflation and conflicts that could impact EVgo’s supply chains; increased competition, including from new and existing entrants in the EV charging market; unfavorable conditions or further disruptions in the capital and credit markets and EVgo's ability to obtain additional capital on commercially reasonable terms; EVgo’s limited operating history as a public company; EVgo’s dependence on widespread adoption of EVs and increased installation of charging stations; mechanisms surrounding energy and non-energy costs for EVgo’s charging stations; the impact of governmental support and mandates that could reduce, modify, or eliminate financial incentives, rebates, and tax credits; supply chain disruptions; EVgo’s ability to expand into new service markets, grow its customer base, and manage its operations; impediments to EVgo’s expansion plans, including permitting delays; the need to attract additional fleet operators as customers; potential adverse effects on EVgo’s revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; risks related to EVgo’s dependence on its intellectual property; and risks that EVgo’s technology could have undetected defects or errors. Additional risks and uncertainties that could affect the Company’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo” in EVgo’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”), as well as its other SEC filings, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. All forward-looking statements in this presentation are based on information available to us as of the date hereof, and EVgo does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law. Use of Non-GAAP Financial Measures To supplement EVgo’s financial information, which is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding EVgo’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results. EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to EVgo’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measures can be found in the tables included at the end of this presentation. Safe Harbor & Forward-Looking Statements 2

1 Cathy Zoi, CEO Strategic Overview 3

Snapshot of EVgo's Market Leading Position

Market leader in clean mobility electrification – backed by 100% renewable power

9 OEM partners
Engaged by multiple OEMs for partnerships ranging from charging credit and infrastructure buildout, to marketing and data integration

~140 million
Americans within 10 miles of EVgo charger

~553,000
Customer accounts

30+ states
60+ major metropolitan areas

69%
Y-o-Y network throughput growth[1]

100%
Renewable energy powered since 2019 through the purchase of renewable energy certificates

900+ locations
A leader in public DC fast charging sites

2,800+ stalls
DC fast charging stalls in operation or under construction

~4,000 stalls
In active engineering and construction (E&C) stall development pipeline

3.0M+ users
Registered PlugShare® accounts



Current EVgo Fast Charging Locations
Coming Soon EVgo Fast Charging Locations
Potential GM + Pilot Flying J Locations

Locations intended to provide an approximation of future charging sites.

Construction of charging sites is subject to various risks and delays, and not all the future charging sites depicted above may be completed.

Source: Company estimates, PlugShare
All figures as of Q4'22 unless otherwise noted
1) 2022 vs 2021

4

Key Business Highlights Accelerating growth and investment in network Stalls in Operation or Under Construction Network Throughput (GWh) 5 All figures for 2022 or as of 12/31/22 unless otherwise noted. ~1,900 ~2,800 12/31/2021 12/31/2022 47% 26.4 44.6 FY '21 FY '22 69% 2,800+ Stalls in operation or under construction increased 47% YoY, with ~670 new stalls added to EVgo network in 2022 ~4,000 Active E&C Stall Development Pipeline Grew 29% YoY ~670 New stalls added to our network during 2022, increase of 131% YoY 44.6 GWh Network throughput up 69% from 2021 146% Revenue increase versus 2021 3.0M+ PlugShare registered users increased 50% YoY

Multiple Pathways to Capitalize on Rapid Growth in Electrification of Transportation

Public Charging Network





One of largest ultra fast public charging networks in U.S., with 900+ locations, 60+ metros, 30+ states

EVgo eXtend™: Model for partners looking to own charging solutions while outsourcing ongoing operations & maintenance

EVgo-owned chargers: Ongoing revenue growth from EV adoption, network expansion, and throughput growth

EVgo eXtend™: Capital-light network expansion, customer acquisition, and near/long-term recurring revenue

Rideshare Fleet

Preferential pricing on EVgo's public charging network and integration through EVgo Inside for partnered rideshare operators and fleets

Strong near-term utilization growth, with longer-term upside

Dedicated Fleet



Hubs and behind the fence (BTF) solutions for customers that need 24/7 dedicated charging (both EVgo- and customer-owned equipment)

Visible, recurring revenue through contractual availability with minimal utilization exposure

Technology-Enabled Services



Proprietary suite of complementary IT infrastructure / tools that optimize customer charging experiences

Value-added, high margin service offerings provide revenue upside

All data is as of 12/31/22 unless otherwise noted.

6

Growth, Execution, Innovation, Efficiency

2022 Accomplishments

Public

- Added ~670 stalls in 2022
- Launched EVgo ReNew™ to enhance driver experience by upgrading, replacing or retiring older 50kW chargers
- Deepening and expanding partnerships with blue chip OEMs, e.g., Toyota, Subaru, Cadillac
- New site host agreements at Lowe's and others augment existing portfolio
- Improving driver experience with subscription plans, rewards and dynamic pricing strategy

Fleet

- Expanding partnerships with Uber and Lyft for rideshare drivers, including in-app technical and marketing collaboration
- Signed new behind-the-fence deals with MHX and a national food and beverage company
- Developing new DCFC hubs for existing AV partners

Technology

- Autocharge+ improving customer satisfaction, increasing percentage of charging session initiations
- EVgo Inside™: delivering full EVgo charging experience via OEM and partner apps (GM, Toyota, Amazon Alexa, and more to come)
- Enhanced EVgo mobile app, more than doubled monthly average in mobile app-initiated charge sessions
- Since inception, EVgo Innovation Lab has tested 45 EVs across 30 unique brands
- PlugShare 3M+ registered users, launched Pay with PlugShare, scaled direct and indirect advertising

Operations

- Signed new expanded supply agreement with Delta Electronics for 350kW chargers
- Executed eXtend infrastructure partnership with Pilot Flying J and GM for ~500 sites, and commenced site development and construction
- Collaboration with Data Science team to launch network plan
- Expanded qualified contractor base for charger deployment

People

- Added new senior talent including leaders in: Retail Revenue, Software, Accounting and Controls, PMO & Supply Chain, Customer Experience, Business Development
- Added roles in software development, engineering and construction, to support the build out of EVgo's network

7

Network Plan: Maximizing Profitable Market Share

2022 stall growth of ~670

Added 1,100+ stalls over last 3 years

Active E&C stall development pipeline of ~4,000 as of end of 2022

Focus on top 50 MSAs and select **highway corridors**

Maximize both near-term utilization and long-term NPV through market, utility and site selection, grants optimization

Influence and improve investment economics through policy and utility efforts

Clear geographic boundaries to target, ensuring the economics of the site are consistent with expectations

Prioritize top partnerships and share development plans to drive action



Current EVgo Fast Charging Locations
Coming Soon EVgo Fast Charging Locations
Potential GM + Pilot Flying J Locations

Locations intended to provide an approximation of future charging sites. Construction of charging sites is subject to various risks and delays, and not all of the future charging sites depicted above may be completed.

8

EVgo’s commitment to maximize uptime and deliver world-class driver experiences across new and legacy infrastructure In 2022: EVgo Renew: Enhancing the Fast-Charging Experience 9 Upgraded more than 100 stalls Retired approximately 160 stalls

National Electric Vehicle Infrastructure program (“NEVI”) will allocate ~$5 billion to states over next five years • U.S. government approved all 50 state plans (plus Washington D.C. and Puerto Rico) in 2022 and issued final technical minimum standards in February 2023 • With approval, states now have access to NEVI formula funding, representing $615 million to help build EV chargers • First solicitations from states open with initial awards expected in 2023, based on state procurement and RFP processes Launched EV Charging Hero National Recognition Program • Inaugural “Charging Heroes” winners recognized in January 2023, celebrating leaders in the EV charging ecosystem for their work and achievements in driving the electrification of transportation • National EV Charging Recognition Program is part of Connect the Watts, EVgo’s effort to bring the EV charging infrastructure community together to identify best practices and accelerate fast charger deployment U.S. Set for Rapid Investment in Fast Chargers 10

2 Olga Shevorenkova, CFO Financial and Operational Overview

Key Operational Highlights Active E&C Stall Development Pipeline EVgo Customer Accounts (000s) Revenue ($M) Continued focus on scaling execution in 2022 • 29% year-over-year growth in Active E&C Stall Development Pipeline • Customer account growth of 63% year-over-year • Year-over-year throughput exceeding operational stall growth: • Operational stalls of ~2,200: +29% • Network throughput: +69% • Revenue: +146% 12 340 553 Q4'21 Q4'22 $22.2 $54.6 FY '21 FY '22 ~3,100 146% ~4,000 Q4'21 Q4'22 29% 63%

Key Financial Highlights Q4 2022

Quarterly Revenue, Margin and Cash Flow Update

Unaudited, dollars in thousands		Q4'22		Q4'21	Better (Worse)
Network Throughput (GWh)		**14.4**		**8.2**	**76 %**
GAAP revenue	$	27,303	$	7,120	283 %
GAAP gross loss	$	(1,099)	$	(1,824)	40 %
GAAP net loss	$	(17,049)	$	(46,322)	63 %
Adjusted Gross Profit[1]	$	4,993	$	2,006	149 %
Adjusted Gross Margin [1]		*18.3%*		*28.2%*	*(990) bps*
Adjusted EBITDA[1]	$	(20,058)	$	(16,310)	(23)%

		Q4'22		Q4'21
Cash flows used in operating activities	$	(1,457)	$	(11,806)
Capital expenditures	$	(66,366)	$	(25,324)

[1] Adjusted Gross Profit, Adjusted Gross Margin, and Adjusted EBITDA are non-GAAP measures and have not been prepared in accordance with GAAP. For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see "Definitions of Non-GAAP Financial Measures" and "Reconciliations of Non-GAAP Measures" included elsewhere in these materials.

- Revenues grew 283% year-over-year, driven by increases in eXtend and retail charging revenues
  - Retail charging revenue increased 65% on YoY basis
  - eXtend revenues increased $16.6 million as pre-engineering and equipment delivery started for certain Pilot Flying J sites
- Adjusted gross margin declined from 28.2% to 18.3%, primarily due to a decrease in the percentage of contribution of Regulatory Credit Sales to revenue mix and a reduction in LCFS prices
- Adj. EBITDA reflects continued investments in growth
- Net proceeds of $10.4 million from issuance of 1.6 million Class A shares in an at-the-market offering
- Ended Q4'22 with $246.5 million in cash, cash equivalents, and restricted cash

13

Key Financial Highlights 2022

Annual Revenue, Margin and Cash Flow Update

Unaudited, dollars in thousands		FY'22		FY'21	Better (Worse)
Network Throughput (GWh)		**44.6**		**26.4**	69 %
GAAP revenue	$	54,588	$	22,214	146 %
GAAP gross loss	$	(5,651)	$	(6,830)	17 %
GAAP net loss	$	(106,240)	$	(57,762)	(84)%
Adjusted Gross Profit[1]	$	13,246	$	5,189	155 %
Adjusted Gross Margin[1]		*24.3%*		*23.4%*	*90 bps*
Adjusted EBITDA[1]	$	(80,246)	$	(51,370)	(56)%

		FY'22		FY'21
Cash flows used in operating activities	$	(58,794)	$	(29,603)
Capital expenditures	$	(200,251)	$	(65,003)

[1] Adjusted Gross Profit, Adjusted Gross Margin, and Adjusted EBITDA are non-GAAP measures and have not been prepared in accordance with GAAP. For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see "Definitions of Non-GAAP Financial Measures" and "Reconciliations of Non-GAAP Measures" included elsewhere in these materials.

- Revenues grew 146% year-over-year, driven by increases in eXtend, retail charging revenues, and regulatory credit sales
  - Retail charging revenue increased 71% on YoY basis
  - eXtend revenues increased $17.7 million over 2021
- Adjusted gross margin increased 90 basis points compared to 2021 driven by accelerated LCFS recognition in first half of 2022 and a full year of contribution from Plugshare
- Adj. EBITDA reflects continued investments in growth
- Net proceeds of $10.4 million from issuance of 1.6 million Class A shares in an at-the-market offering
- Ended 2022 with $246.5 million in cash, cash equivalents, and restricted cash

14

EVgo Network Throughput Continues to Grow

- kWh Dispensed Increasing Faster Than Stall Growth
  - More than 10 metro markets exhibiting double-digit utilization
  - Charge rate increased 17% year-over-year
  - Charge rate on 350kW chargers: ~53kW
- Total throughput increased 69% year-over-year
  - Monthly retail throughput nearly doubled over the course of the year
  - Customer accounts of ~553,000 grew 63% YoY
  - Monthly fleet throughput nearly doubled over the course of the year
- Pricing strategy for retail drivers
  - Launched kWh pricing along with time of use pricing
  - Subscription plans: EVgo PlusMax™, EVgo Plus™ or EVgo Basic™
  - Pay as You Go option for occasional fast charging
- Strong start in 2023
  - Q1 2023 QTD daily average throughput ~20% higher than that in Q4 2022



Throughput (GWh)
26.4
+69%
44.6
2021
2022



Operational Stalls
~1,700
+29%
~2,200
2021
2022

15

Adjusted EBITDA** ($78)-($60)M Total Stalls in Operation or Under Construction as of YE 2023 3,400-4,000 Initiating key 2023 financial and operational forecast figures: 2023 Guidance 16 *A reconciliation of projected Adjusted EBITDA (Non-GAAP) to net income (loss), the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP measure, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” included elsewhere in these materials. Revenue1 $105-$150M 1 EVgo's 2023 guidance range is informed by federal regulatory guidance regarding domestic assembly and content requirements for NEVI-funded projects which was issued in late February. Impacts on specific project timelines remain uncertain and are dependent on domestic capacity coming online.

3 Appendix Reconciliation of Non-GAAP Measures to GAAP, Summary Financials

Revenue Disaggregation 18 Charging revenue, retail $ 5,828 $ 3,537 65% $ 18,895 $ 11,041 71 % Charging revenue, commercial 1,322 695 90% 3,363 2,420 39 % Charging revenue, OEM 349 179 95% 941 812 16 % Regulatory credit sales 968 1,096 (12) % 5,652 3,023 87 % Network revenue, OEM 626 352 78% 2,451 1,510 62 % eXtend revenue 16,689 114 * % 18,443 789 * % Ancillary revenue 1,521 1,147 33% 4,843 2,619 85 % Total revenue $ 27,303 $ 7,120 283% $ 54,588 $ 22,214 146 % Unaudited, dollars in thousands Q4'22 Q4'21 Change FY'22 FY'21 Change *Percentage greater than 999%.

Financial Statements: Condensed Consolidated Balance Sheets 19 (in thousands) Assets Current assets Cash, cash equivalents and restricted cash $ 246,193 $ 484,881 Accounts receivable, net of allowance of $687 and $718 as of December 31, 2022 and 2021, respectively 11,075 2,559 Accounts receivable, capital-build 8,011 9,621 Receivable from related party — 1,500 Prepaid expenses 4,953 6,395 Other current assets 5,252 1,389 Total current assets 275,484 506,345 Property, equipment and software, net 308,112 133,282 Operating lease right-of-use assets 51,856 — Restricted cash 300 300 Other assets 2,308 3,115 Intangible assets, net 60,612 72,227 Goodwill 31,052 31,052 Total assets $ 729,724 $ 746,321 Liabilities, redeemable noncontrolling interest and stockholders’ deficit Current liabilities Accounts payable $ 9,128 $ 2,946 Accrued liabilities 39,233 27,078 Operating lease liabilities, current 4,958 — Deferred revenue, current 16,023 5,144 Customer deposits 17,867 11,592 Other current liabilities 136 111 Total current liabilities 87,345 46,871 Operating lease liabilities, noncurrent 45,689 — Earnout liability, at fair value 1,730 5,211 Asset retirement obligations 15,473 12,833 Capital-build liability 26,157 23,169 Deferred revenue, noncurrent 23,900 21,709 Warrant liability, at fair value 12,304 48,461 Other liabilities — 146 Total liabilities $ 212,598 $ 158,400 Commitments and contingencies Redeemable noncontrolling interest 875,226 1,946,252 Stockholders’ deficit (358,100) (1,358,331) Total liabilities, redeemable noncontrolling interest and stockholders’ deficit $ 729,724 $ 746,321 December 31, December 31, 2022 2021 Unaudited

Financial Statements: Consolidated Statements of Operations

Unaudited *(in thousands, except per share data)*	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Change %	Years Ended December 31, 2022	Years Ended December 31, 2021	Change %
Revenue	$ 27,228	$ 7,120	282 %	$ 54,513	$ 21,652	152 %
Revenue from related party	75	—	*	75	562	(87)%
Total revenue	27,303	7,120	283 %	54,588	22,214	146 %
Cost of revenue	22,365	5,130	336 %	41,460	17,058	143 %
Depreciation, net of capital-build amortization	6,037	3,814	58 %	18,779	11,986	57 %
Cost of sales	28,402	8,944	218 %	60,239	29,044	107 %
Gross loss	(1,099)	(1,824)	40 %	(5,651)	(6,830)	17 %
General and administrative expenses	36,785	24,859	48 %	126,713	71,086	78 %
Depreciation, amortization and accretion	4,604	3,470	33 %	17,139	11,915	44 %
Total operating expenses	41,389	28,329	46 %	143,852	83,001	73 %
Operating loss	(42,488)	(30,153)	(41)%	(149,503)	(89,831)	(66)%
Interest expense	—	—	*	(21)	—	*
Interest expense, related party	—	—	*	—	(1,926)	100 %
Interest income	2,152	35	*	4,479	69	*
Other (expense) income, net	(46)	118	(139)%	(815)	607	(234)%
Change in fair value of earnout liability	2,153	(1,481)	245 %	3,481	2,214	57 %
Change in fair value of warrant liability	21,176	(14,841)	243 %	36,157	31,105	16 %
Total other income (expense), net	25,435	(16,169)	257 %	43,281	32,069	35 %
Loss before income tax benefit (expense)	(17,053)	(46,322)	63 %	(106,222)	(57,762)	(84)%
Income tax benefit (expense)	4	—	*	(18)	—	*
Net loss	(17,049)	(46,322)	63 %	(106,240)	(57,762)	(84)%
Less: net loss attributable to redeemable noncontrolling interest	(12,612)	(34,286)	63 %	(78,665)	(51,856)	(52)%
Net loss attributable to Class A common stockholders	$ (4,437)	$ (12,036)	63 %	$ (27,575)	$ (5,906)	(367)%
Net loss per share to Class A common stockholders, basic and diluted	$ (0.06)	$ (0.18)	67 %	$ (0.40)	$ (0.09)	(344)%

**Percentage greater than 999% or not meaningful.*

20

Financial Statements: Consolidated Statements of Cash Flows 21 (in thousands) Cash flows from operating activities Net loss $ (106,240) $ (57,762) Adjustments to reconcile net loss to net cash used in operating activities Depreciation, amortization and accretion 35,918 23,901 Net loss on disposal of property and equipment and impairment expense 8,988 1,311 Share-based compensation 25,048 10,942 Interest expense, related party — 1,926 Change in fair value of earnout liability (3,481) (2,214) Change in fair value of warrant liability (36,157) (31,105) Other 6 7 761 Changes in operating assets and liabilities Accounts receivable, net (8,516) (195) Receivables from related parties 1,500 (1,425) Prepaid expenses and other current and noncurrent assets (2,364) (5,691) Operating lease assets and liabilities, net (519) — Accounts payable 1,371 (1,294) Payables to related parties — (904) Accrued liabilities 7,320 7,027 Deferred revenue 13,070 21,925 Customer deposits 6,275 3,931 Other current and noncurrent liabilities (1,074) (737) Net cash used in operating activities (58,794) (29,603) Cash flows from investing activities Purchases of property, equipment and software (200,251) (65,003) Proceeds from insurance for property losses 710 — Purchases of investments (37,332) — Proceeds from sale of investments 37,166 — Acquisition of business, net of cash received — (22,762) Net cash used in investing activities (199,707) (87,765) Cash flows from financing activities Issuance of common stock under the ATM 10,654 — Capital-build funding, net 10,088 2,909 Proceeds from exercise of warrants 3 3 0 Proceeds from CRIS Business Combination — 601,579 Proceeds from note payable, related party — 24,000 Payments on note payable, related party — (5,500) Payment of transaction costs for CRIS Business Combination — (28,383) Payments of withholding tax on net issuance of restricted stock units (25) — Payments of issuance costs and deferred transaction costs (907) — Net cash provided by financing activities 19,813 594,635 Net (decrease) increase in cash, cash equivalents and restricted cash (238,688) 477,267 Cash and restricted cash, beginning of period 485,181 7,914 Cash, cash equivalents and restricted cash, end of period $ 246,493 $ 485,181 Years Ended December 31, 2022 2021 Unaudited

This presentation includes the following non-GAAP financial measures, in each case as defined below: “Adjusted Cost of Sales,” “Adjusted Cost of Sales as a Percentage of Revenue,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “Adjusted General and Administrative Expenses,” “Adjusted General and Administrative Expenses as a Percentage of Revenue,” “EBITDA,” “EBITDA Margin,” “Adjusted EBITDA” and “Adjusted EBITDA Margin.” EVgo believes these measures are useful to investors in evaluating EVgo’s performance. In addition, EVgo management uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business. EVgo believes that these measures help to depict a more meaningful representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future. EVgo defines Adjusted Cost of Sales as cost of sales before (i) depreciation, net of capital-build amortization, and (ii) share-based compensation. EVgo defines Adjusted Cost of Sales as a Percentage of Revenue as Adjusted Cost of Sales as a percentage of revenue. EVgo defines Adjusted Gross Profit (Loss) as revenue less Adjusted Cost of Sales. EVgo defines Adjusted Gross Margin as Adjusted Gross Profit (Loss) as a percentage of revenue. EVgo defines Adjusted General and Administrative Expenses as general and administrative expenses before (i) share-based compensation, (ii) loss on disposal of property and equipment, net of recoveries, and impairment expense, (iii) bad debt (recovery) expense, and (iv) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted General and Administrative Expenses as a Percentage of Revenue as Adjusted General and Administrative Expenses as a percentage of revenue. EVgo defines EBITDA as net income (loss) before (i) depreciation, net of capital-build amortization, (ii) amortization, (iii) accretion, (iv) interest income, (v) interest expense, (vi) interest expense, related party, and (vii) income taxes. EVgo defines EBITDA Margin as EBITDA as a percentage of revenue. EVgo defines Adjusted EBITDA as EBITDA plus (i) share-based compensation, (ii) loss on disposal of property and equipment, net of recoveries, and impairment expense, (iii) loss (gain) on investments, (iv) bad debt (recovery) expense, (v) change in fair value of earnout liability, (vi) change in fair value of warrant liability, and (vii) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted General and Administrative Expenses, Adjusted General and Administrative Expenses as a Percentage of Revenue, EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP. Definitions of Non-GAAP Financial Measures 22

Reconciliations of Non-GAAP Measures to GAAP

Unaudited, dollars in thousands		Q4'22		Q4'21	Change		FY'22		FY'21	Change
GAAP revenue	$	27,303	$	7,120	283 %	$	54,588	$	22,214	146 %
GAAP net loss	$	(17,049)	$	(46,322)	63 %	$	(106,240)	$	(57,762)	(84)%
GAAP net loss margin		*(62.4%)*		*(650.6%)*	** bps*		*(194.6%)*		*(260.0%)*	*6,540 bps*
Adjustments:										
Depreciation, net of capital-build amortization		6,140		3,814	61 %		19,103		12,122	58 %
Amortization		4,057		2,930	38 %		14,900		10,177	46 %
Accretion		444		536	(17)%		1,915		1,602	20 %
Interest income		(2,152)		(35)	*		(4,479)		(69)	*
Interest expense		—		—	*		21		—	*
Interest expense, related party		—		—	*		—		1,926	100 %
Income tax (benefit) expense		(4)		—	*		18		—	*
EBITDA		(8,564)		(39,077)	78 %		(74,762)		(32,004)	(134)%
EBITDA Margin		*(31.4%)*		*(548.8%)*	** bps*		*(137.0%)*		*(144.1%)*	*710 bps*
Adjustments:										
Share-based compensation		7,607		5,649	35 %		25,048		10,942	129 %
Loss on disposal of property and equipment, net of recoveries, and impairment expense		3,660		672	445 %		8,278		1,311	531 %
Loss (gain) on investments		34		(118)	129 %		783		(554)	241 %
Bad debt (recovery) expense		(85)		113	(175)%		(18)		405	(104)%
Change in fair value of earnout liability		(2,153)		1,481	(245)%		(3,481)		(2,214)	(57)%
Change in fair value of warrant liability		(21,176)		14,841	(243)%		(36,157)		(31,105)	(16)%
Other[1]		619		129	380 %		63		1,849	(97)%
Adjusted EBITDA	$	(20,058)	$	(16,310)	(23)%	$	(80,246)	$	(51,370)	(56)%
Adjusted EBITDA Margin		*(73.5%)*		*(229.1%)*	** bps*		*(147.0%)*		*(231.3%)*	*8,430 bps*

**Percentage greater than 999%, bps greater than 9,999 or not meaningful.*

[1] For FY'21, comprised primarily of $1.8 million in transaction costs related to the Company's merger with Climate Change Crisis Real Impact I Acquisition Corporation and the acquisition of PlugShare LLC.

23

Reconciliations of Non-GAAP Measures to GAAP

Unaudited, dollars in thousands		Q4'22		Q4'21	Change		FY'22		FY'21	Change
GAAP revenue	$	27,303	$	7,120	283 %	$	54,588	$	22,214	146 %
GAAP cost of sales		28,402		8,944	218 %		60,239		29,044	107 %
GAAP gross loss	$	(1,099)	$	(1,824)	40 %	$	(5,651)	$	(6,830)	17 %
GAAP cost of sales as a percentage of revenue		***104.0%***		***125.6%***	***(2,160) bps***		***110.4%***		***130.7%***	***(2,030) bps***
GAAP gross margin		***(4.0%)***		***(25.6%)***	***2,160 bps***		***(10.4%)***		***(30.7%)***	***2,030 bps***
GAAP cost of sales adjustments:										
Depreciation, net of capital-build amortization	$	6,037	$	3,814	58 %	$	18,779	$	11,986	57 %
Share-based compensation		55		16	244 %		118		33	258 %
		6,092		3,830	59 %		18,897		12,019	57 %
Adjusted Cost of Sales[1]	$	22,310	$	5,114	336 %	$	41,342	$	17,025	143 %
Adjusted Cost of Sales as a Percentage of Revenue[1]		***81.7%***		***71.8%***	***990 bps***		***75.7%***		***76.6%***	***(90) bps***
Adjusted Gross Profit[1]	$	4,993	$	2,006	149 %	$	13,246	$	5,189	155 %
Adjusted Gross Margin[1]		***18.3%***		***28.2%***	***(990) bps***		***24.3%***		***23.4%***	***90 bps***

[1] In the first quarter of 2023, the Company updated its definition and presentation of Adjusted Cost of Sales to provide further clarity regarding the differences between GAAP Cost of Sales and Adjusted Cost of Sales, and to remove OEM reimbursement as an adjustment in the definition. The Company believes that omitting OEM reimbursement from the calculation of Adjusted Cost of Sales is appropriate due to the immateriality of this adjustment in recent periods. Prior period figures have been revised to conform to the updated definition and presentation.

24

Reconciliations of Non-GAAP Measures to GAAP 25 Unaudited, dollars in thousands Change GAAP revenue $ 27,303 $ 7,120 283% $ 54,588 $ 22,214 146 % GAAP general and administrative expenses $ 36,785 $ 24,859 48% $ 126,713 $ 71,086 78 % GAAP general and administrative expenses as a percentage of revenue 134.7% 349.1% * bps 232.1% 320.0% (8,790) bps GAAP general and administrative expenses adjustments: Share-based compensation $ 7,553 $ 5,634 34% $ 24,929 $ 10,909 129 % Loss on disposal of property and equipment, net of recoveries, and impairment expense 3,660 672 445% 8,278 1,311 531 % Bad debt (recovery) expense (85) 113 (175)% (18) 405 (104)% Other 619 129 380% 6 3 1,849 (97)% 11,747 6,548 79% 33,252 14,474 130 % Adjusted General and Administrative Expenses $ 25,038 $ 18,311 37% $ 93,461 $ 56,612 65 % Adjusted General and Administrative Expenses as a Percentage of Revenue 91.7% 257.2% * bps 171.2% 254.8% (8,360) bps Q4'22 Q4'21 Change FY'22 FY'21 *Bps greater than 9,999.